LICENSING AGREEMENT
                           -------------------


    THIS AGREEMENT is made effective this 24th day of October, 2002.

BETWEEN:

        DALIAN XINDIE CHITIN CO. LTD., a corporation duly incorporated pursuant to the laws of China, and having an office at No 88 Hongling Road, Ganjingzi District, Dalian;

        ("Xindie")

                                                            OF THE FIRST PART

AND:

        BIG BAR GOLD CORPORATION, a body corporate duly incorporated pursuant to the laws of the Province of British Columbia and having an office at 200 - 675 West Hastings Street, Vancouver, British Columbia,
        V6B 1N2;

       ("Big Bar")
                                                            OF THE SECOND PART

WHEREAS:

A. Xindie is in the business of developing and manufacturing polyacetyl amino glucose products and related derivative products (collectively,
       "Chitin Products"); and

B. Big Bar wishes to acquire from Xindie, and Xindie wishes to sell to Big Bar, an exclusive worldwide license to sell, market and distribute all Chitin Products that Xindie produces;

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1.      GRANT OF LICENSE

1.1 Xindie hereby grants to Big Bar, subject to the terms and conditions herein, an exclusive worldwide commercial license (the "License") to market, distribute, sell and use all Chitin Products that Xindie produces and to retain 10% of all gross proceeds realized from the sale of such Chitin Products (the "Proceeds").

1.2 Big Bar shall pay Xindie an amount equal to 90% of the Proceeds within five business days of each sale of Chitin Products. Big Bar shall be responsible for all costs it directly or indirectly incurs in connection with the marketing, sale and use of the Chitin Products.

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1.3     The License shall not preclude Xindie from selling Chitin Products it produces to present customers or other third parties that directly contact it regarding the purchase of Chitin Products, provided that Big Bar receives 10% of these Proceeds. Xindie shall provide Big Bar with a detailed statement disclosing the calculation of the Proceeds within five business days following each month-end. Xindie shall pay 10% of the Proceeds to Big Bar within five days following each month-end and provide Big Bar with wire transfer confirmation of such payments. All wire transfers shall be sent to the following bank account:

        Name of Account:  Gregory S. Yanke Law Corporation - U.S. Trust

        Beneficiary Bank:   Bank of Montreal
                            595 Burrard Street
                            Vancouver, B.C., Canada
                                   V6H 1J7

Canadian Bank No:           001
Transit No.:                00040
Account No:                 4685-231

Intermediary Bank:          Harris Bank International
                            New York, New York

Swift Code:                 HATRUS33
ABA No:                     026007760

1.4 For the purposes of paragraph 1.3, Big Bar or its representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect or audit those books and financial records of Xindie as are relevant to the determination of the amount of Proceeds, and, at the expense of Big Bar, to make copies thereof.

1.5 Xindie has or shall obtain all required Chinese regulatory approvals necessary to give effect to the terms of this Agreement, including, without limitation all regulatory approvals necessary to transfer 10% of the Proceeds to Big Bar.

1.6 The License shall be effective for a period of 75 years from Closing (as defined herein).

1.7 Big Bar shall have the right to extend the License to any agent or affiliate of its choice provided that it shall first notify Xindie in writing of the identity of such person.

1.8 The License shall apply to all Chitin Products that Xindie currently produces, as well as all Chitin Products that Xindie may develop and produce in the future.

1.9 Big Bar may grant sublicenses upon the prior written approval of Xindiewhich approval shall not be unreasonably withheld. Each sublicense must provide that it is subject to the terms and conditions of this Agreement, and Big Bar shall provide Xindie will a copy of each sublicense within 15 days of the sublicense being executed.

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2.      CONSIDERATION FOR LICENSE

2.1     In consideration of Xindie granting the License to Big Bar, Big
Bar shall deliver to Xindie at Closing, a certificate representing 12,000,000 common shares (the "Shares") in the capital of Big Bar at a deemed price of $0.10 per share.

2.2 Xindie acknowledges and agrees that the Shares may be subject to resale restrictions imposed by the TSX Venture Exchange and the Securities Act (British Columbia) and confirms that it will comply with such restrictions.

3.      XINDIE'S REPRESENTATIONS

3.1 Xindie hereby makes the following representations and warranties to Big Bar, each of which is true and correct on the date hereof and will be true and correct at Closing:

   (a)  Xindie is in the business of developing and producing Chitin Products;

   (b) Xindie has the right to grant the License to Big Bar upon the terms and conditions set out in this Agreement;

   (c) Xindie has the full right, authority and capacity to enter into this Agreement, and comply with the terms set out herein, without first obtaining the consent of any other person or body corporate; and

   (h) Xindie is a body corporate, duly incorporated under the laws of China with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.2 The representations and warranties of Xindie set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Big Bar has relied in entering into this Agreement and shall survive Closing.

3.3 Xindie will indemnify Big Bar from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Xindie and contained in this Agreement.

3.4 Xindie acknowledges and agrees that Big Bar has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to Big Bar shall limit or extinguish the right to indemnity hereunder, and, in addition to any other remedies it may pursue, Big Bar may deduct the amount of any such loss or damage from any amounts payable by it to Xindie hereunder.

4.      REPRESENTATION OF BIG BAR

1.1 Big Bar hereby makes the following representations and warranties to Xindie, each of which is true and correct on the date hereof and will be true and correct at Closing:

  (a) Big Bar is a body corporate, duly incorporated under the laws of the Province of British Columbia with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof; and

  (b) Big Bar has the personnel and resources necessary to effectively sell, market and distribute Chitin Products that Xindie produces on reasonable commercial terms.

5.      CLOSING

        Xindie's grant of the License shall be closed at the office of Gregory S. Yanke Law Corporation, 200 - 675 West Hastings Street, Vancouver, British Columbia at 10:00 A.M. (Vancouver time) on the second business day after this Agreement is accepted for filing by the TSX Venture Exchange, or on such other date or at such other place as may be agreed upon by the parties (the "Closing").

6.      COVENANTS

6.1 Big Bar shall expend reasonable efforts and resources, consistent with sound and reasonable business practice and judgment, to sell, market and distribute all Chitin Products that Xindie produces on reasonable commercial terms to bona fide purchasers that are at arm's length to Big Bar.

6.2 Neither Xindie nor Big Bar shall engage in competition with the other party by means of obtaining a direct or indirect ownership of any interest in, or by providing any financing for or services to, any business or organization, regardless of jurisdiction, which engages, directly or indirectly, in the development, production, marketing, sale or distribution of Chitin Products.

7.      CONDITIONS PRECEDENT

7.1 This Agreement is subject to TSX Venture Exchange acceptance for filing occurring by July 2, 2003.

7.2 Big Bar's obligation to issue the Shares to Xindie at Closing, unless waived in writing by Big Bar, shall be subject to the representations and warranties made by Xindie in this Agreement being true and correct on and as of Closing with the same effect as though such representations and warranties had been made or given by the Closing, and Big Bar receiving a certificate executed by Xindie to that effect.

8.      RECORD KEEPING

8.1 Each party or its representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of the other party which are relevant to the determination of the payment of Proceeds, and, at the expense of such party, to make copies thereof.

9.      FURTHER ASSURANCES

        The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

10.     ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

11.     NOTICE

11.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by hand, transmitted by facsimile or if mailed by registered mail, in the case of Xindie addressed as follows:


        Dalian Xindie Chitin Co. Ltd.
        No 88 Hongling Road,
        Ganjingzi District, Dalian
        People's Republic of China

and in the case of Big Bar addressed as follows:

        Big Bar Gold Corporation
        200 - 675 West Hastings Street
        Vancouver, British Columbia
        Canada V6B 1N2

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the seventh business day after the date of mailing.

11.2 Either party may time to time by notice in writing change its address for the purpose of this section.

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12.     TIME OF ESSENCE

        Time shall be of the essence of this Agreement.

13.     TITLES

        The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

14.     SEVERABILITY

        If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.     APPLICABLE LAW

        The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of British Columbia. The parties agree to attorn to the jurisdiction of the Courts of the Province of British Columbia.

16.     ENUREMENT

        This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

   IN WITNESS WHEREOF Xindie and Big Bar have duly executed this Agreement effective as of the date and year above written.


DALIAN XINDIE CHITIN CO. LTD.                BIG BAR GOLD CORPORATION

per: /s/  Lian Cheng Xu                          per:  /s/ Linda Smith
-----------------------                          ---------------------
Authorized Signatory                              Authorized Signatory